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                                                                   EXHIBIT 17(B)

                               FORM OF PROXY CARD

                        AMERICAN INDEPENDENCE FUNDS TRUST


                     AMERICAN INDEPENDENCE [_________] FUND
              SPECIAL MEETING OF SHAREHOLDERS - FEBRUARY 28, 2006



This proxy is solicited on behalf of the board of trustees of American Independence Funds Trust, on behalf of its series, _________________ Fund (the "the Fund"). The undersigned hereby appoints David Bunstine and Curtis Barnes, each of them (with full powers of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in the above-referenced Fund at the Special Meeting of Shareholders to be held at 1:00 pm, Eastern time, on February 28, 2006, at the Fund's offices at 3435 Stelzer Rd, Columbus, OH 43219 and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.


The shares represented by this proxy will be voted as instructed on the reverse side. Unless instructions to the contrary are given on the reverse or if this proxy is executed but no instruction is given, this proxy shall be deemed to grant authority to vote "FOR" the proposal, with discretionary power to vote upon such other business as may properly come before the Meeting or any adjournment. The proxies intend to vote with management on any such other business properly brought before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of the Special Meeting and combined Proxy Statement and Prospectus.


                             Date February 13, 2005


                       YOUR VOTE IS VERY IMPORTANT. PLEASE
                       COMPLETE, SIGN, DATE AND RETURN THE
                          ENCLOSED PROXY CARD PROMPTLY.


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Signature(s) of Shareholder(s)
(Sign in the Box)

NOTE: Please sign exactly as you name or names appear. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

             NOTE: YOUR PROXY CARD IS NOT VALID UNLESS IT IS SIGNED

YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW.

THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL BELOW IF NO SPECIFICATION IS MADE BELOW.

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Your board of trustees recommends that you vote "FOR" Proposal 1.

(1) To approve an Agreement and Plan of Reorganization.

FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

(2) To transact such other business as may properly come before the meeting.


We need your vote before February 27, 2006.


                     PLEASE SIGN AND DATE THE REVERSE SIDE.